Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Park National Corporation:

Form S-8 No.  33-92060
Form S-8 No.  333-52653
Form S-8 No.  333-59360
Form S-8 No.  333-59378
Form S-8 No.  333-91178
Form S-8 No.  333-115136
Form S-8 No.  333-126875
Form S-8 No.  333-168334
Form S-3 No. 333-181515

of our report dated February 26, 2013, relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

Crowe Horwath LLP

Columbus, Ohio
February 26, 2013